UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: September 15, 2010
(Date of Earliest Event Reported)

HARMONIC INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25826	77-0201147

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)
4300 North First Street
San Jose, California 95134
(408) 542-2500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

549 Baltic Way
Sunnyvale, California 94089
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 3.02 Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits
SIGNATURES

Item 2.01	Completion of Acquisition or Disposition of Assets.
On September 15, 2010, Harmonic Inc., a Delaware corporation (“Harmonic”), completed its previously announced acquisition of Omneon, Inc., a Delaware corporation (“Omneon”), pursuant to an Agreement and Plan of Reorganization, dated May 6, 2010, by and among Harmonic, Orinda Acquisition Corporation, a Delaware corporation and a direct, wholly-owned subsidiary of Harmonic, Orinda Acquisition, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Harmonic, Omneon, and Shareholder Representative Services, LLC, a Colorado limited liability company, solely in its capacity as representative, as amended (the “Agreement”). Under the terms of the Agreement, the acquisition was completed through the merger of Orinda Acquisition Corporation with and into Omneon, with Omneon continuing as the surviving corporation and a direct, wholly-owned subsidiary of Harmonic (the “Merger”).
At the effective time of the Merger, the holders of Omneon capital stock, and outstanding Omneon stock options and restricted stock units were entitled to receive aggregate consideration of approximately $194 million in cash and up to 17,128,176 shares of Harmonic common stock. To secure post-closing indemnification obligations of the holders of Omneon capital stock and vested and outstanding Omneon stock options and vested restricted stock units, Harmonic deposited into escrow an aggregate of approximately $21 million in cash and 1,926,920 shares of Harmonic common stock that would otherwise be issued to the holders of Omneon capital stock and vested and outstanding Omneon stock options and vested restricted stock units.
Also at the effective time of the Merger, each unvested Omneon stock option and unvested restricted stock unit representing Omneon common stock became exercisable for or represented, as the case may be, Harmonic common stock, with the number of shares and, in the case of the options, the exercise price, being appropriately adjusted based upon an exchange ratio set forth in the Agreement.
Also at the effective time of the Merger, each unvested share of Omneon restricted stock represented the right to receive the consideration payable to holders of Omneon common stock, subject to the same terms and conditions, and the payment of any cash portion of such consideration shall be contingent upon the vesting of such restricted stock.

Item 3.02	Unregistered Sales of Equity Securities.
The disclosure set forth in Item 2.01 above is incorporated by reference into this Item 3.02. On September 8, 2010, the Commissioner of Corporations of the State of California granted the Company a fairness permit pursuant to Sections 25121 and 25142 of the California Corporate Securities Law of 1968. After receiving such permit, Harmonic relied on an exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended, for the issuance of the Harmonic common stock in connection with the Merger.

Item 9.01	Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
Financial statements of Omneon will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information.
Pro forma financial information reflecting the effect of the Merger will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMONIC INC.

Date: September 15, 2010

By:	/s/ Carolyn V. Aver
Carolyn V. Aver
Chief Financial Officer

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